Exhibit 10.6

Middle and Small Enterprise Business Credit Agreement

Contract No.: 2018 Zhen Zhong Yin Dong Bu E Xie Zi No.7000112.

Party A: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd

Business license number (unified social credit code): 914403007412009230

Legal representative/person in charge: Jinlong Yang

Domicile: Room 401B, No. 2 Warehouse Office Building, Yantian Port, Yantian Street, Yantian District, Shenzhen.

Postcode: 518000

Bank name and account: Bank of China Shenzhen East Branch, **********

Telephone: ********** Fax: **********

Party B: Bank of China Shenzhen East Branch

Legal representative/person in charge: Huan Meng

Domicile: 74 Finance Road, Sha Tou Jiao, Yantian District, Shenzhen

Postcode: 518081

Telephone: ********** Fax: **********

In order to develop friendly and mutually beneficial cooperative relationship, Party A and Party B have reached the following agreement by consensus.

Article 1 Business scope

Party B provides credit line to Party A under this agreement. Party A may apply for the utilization of credit line on a revolving, adjustment or one-time basis according to this agreement and related individual agreement. The credit line can be used for short-term working capital loans, trade financing, letter of guarantee, funds business and other credit business (generally referred to as the "individual credit line business").

This agreement, the term "trade financing business" includes international and domestic letter of credit, import bill advance, delivery guarantee, packing loans, outward bill, acceptance bill discounting under the usance letter of credit, buyer bill advance under domestic letter of credit, seller bill advance under domestic letter of credit, domestic letter of credit negotiation and other international and domestic trade financing business.

The letter of guarantee business in this agreement includes letter of guarantee/standby letter of credit and other international and domestic letter of guarantee business.

Article 2 Types and amount of credit line

Party B agrees to provide Party A with the following credit line:

Currency: RMB.

The amount is (in words) Fourteen Million Yuan Only;

(in figures) ¥14,000,000.00.

The specific types and amounts are as follows:

1. The loan amount is RMB Fourteen Million Only, including:

(1) Short-term current loan (loan amount) RMB Fourteen Million Only;

Article 3 Use of credit line

1. Within the term of the credit line stipulated in this agreement, Party A may use the corresponding credit line in accordance with item (1) below within the limit of each individual credit line stipulated in this agreement:

(1) Revolving use. The specific types of credit line include: short-term current loan (loan amount).

(2) One-time use. The specific types of quota included are: // .

If Party A needs to adjust the amounts among the individual credit limits provided in Article 2 or change the method of use provided in paragraph 1 of this Article, it shall submit a written application to Party B so Party B may decide whether and how to make such adjustment or change.

2. As of the effective date of this agreement, based on the previously effective “Middle and Small Enterprise Business Credit Agreement” or similar agreements and individual agreements, Party A’s balance of credit line already incurred in in Party B shall be deemed as the credit line occurred under this agreement.

Among them, the credit balance using the credit line will be deemed as using the credit line hereunder.

The term previously effective Agreement of Credit Line for Small and Medium-Sized Enterprise Business or similar agreements and individual agreements as agreed in the preceding paragraph refers to 2017 ZHEN ZHONG YIN DONG BU E XIE ZI No. 7000096

3. Unless otherwise agreed, the following matters would not be deemed as use of any credit line:

(1) Outward bill with documents consistent to the letter of credit;

(2) Party B approved negotiation or financing based on the drafts or funds under export letter of credit or domestic letter of credit that issuing bank or guaranteed bank accepted/committed to pay/confirmed to pay/guaranteed to pay;

(3) If Party A can provide deposit, national debt, certificate of deposit issued by Party B, or bank acceptance bill, letter of guarantee or standby letter of credit accepted by Party B, the credit line under guarantee would not be considered as part of the corresponding credit amount;

(4) Other business that does not use the credit line as confirmed by both parties in written form.

Although it does not use the credit line, its business agreement is still an individual agreement under this agreement and constitutes an integral part of this agreement, and shall be bound by this agreement, unless otherwise agreed in such business agreement.

Article 4 Agreement to be signed for individual credit line business

If Party A applies to Party B for the individual credit line business hereunder, it shall submit the corresponding application form to Party B and/or sign the corresponding contract/agreement with Party B (collectively, the individual credit line agreement).

Article 5 The term of the line of credit

The credit line specified in Article 2 of this agreement shall be used from the effective date of this agreement, namely December 18, 2018 to December 18, 2019. Upon expiration of the term of the credit line mentioned in the preceding paragraph, if both parties reach a consensus and Party B continues to provide the credit line to Party A, a supplementary agreement may be signed in writing, specifying the new credit line and the term of use and other matters. The supplementary agreement shall form an integral part of this agreement. The matters not agreed therein shall be governed by this agreement and shall have the same legal effect as this agreement.

The expiration of the credit line shall not affect the legal effect of this agreement, and shall not constitute a cause for termination of this agreement. Party A and Party B shall continue to perform the individual credit line business in accordance with this agreement and the relevant individual credit line agreement, and the rights and obligations that have occurred shall be fully performed.

Article 6 Conditions to individual credit line

For individual credit line, Party A shall meet the following requirements as required by Party B:

1. Maintain company documents, bills, seals, lists of relevant personnel and signature samples related to the execution of this agreement and individual agreements for Party B, and fill in relevant vouchers;

2. Open the account required for individual credit line business;

3. The guarantee stipulated in this agreement and individual agreement has been effectively established;

4. Other conditions of the business as stipulated in the individual agreement;

5. Other conditions that Party B required to be met by Party A.

Article 7 Security

The parties agree to guarantee Party B's debts incurred by Party A pursuant to this agreement and individual agreements in the following ways:

■ Maximum guarantee

(1) Jinlong Yang provides the maximum guarantee and sign the corresponding maximum guarantee contract.

(2) Shenzhen Yangang Mingzhu Logistics Co., Ltd. provides the maximum guarantee and signs the corresponding maximum guarantee contract.

■ Maximum mortgage

(1) Guizhi Yang provides the maximum mortgage and sign the corresponding maximum mortgage contract.

(1) Jinhua Yang provides the maximum amount of mortgage and sign the corresponding maximum amount of mortgage contract.

■ Maximum pledge

(1) Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. provides the maximum pledge and signs the corresponding maximum pledge contract.

☐ For the individual credit line business, sign the corresponding guarantee contract for the business agreement respectively.

If any event occurs to Party A or guarantor that Party B considers that it may affect the ability of fulfilling agreements; the guarantee contract becomes invalid, cancelled or terminated; the financial condition of Party A or guarantor deteriorates or is involved in a major lawsuit or arbitration case or for other reasons may affect its ability of fulfilling agreements; the guarantor breaches the guarantee contract or other contracts between Party B; or the guarantee’s property depreciates, damages, loses or is seized, resulting in the reduction or loss of the value of guarantee, Party B shall have the right to request and Party A shall be obliged to provide new guarantee or replace guarantor to guarantee the debt hereunder.

Article 8 Representation and warranties

Party A represents and warrants that:

1. Party A is legally registered and existing, and has the full capacity for civil rights and conduct that required for signing and performing this agreement;

2. The execution and performance of this agreement and individual agreements is based on the true intention of Party A, which has obtained legal and effective authorization in accordance with its articles of association or other internal management documents and will not violate any agreement, contract and other legal documents binding on Party A. Party A has obtained or will obtain all relevant approvals, permits, documents or registrations needed for the execution and performance of this agreement;

3. All documents, financial statements, vouchers and other materials provided by Party A to Party B under this agreement and the individual agreement are true, complete, accurate and valid;

4. The transaction undertaken by the Party A that apply to the Party B for business hereunder is true and legal, which is not used for illegal purposes such as money laundering;

5. Party A does not conceal from Party B any events that may affect the financial status and performance ability of Party A and the guarantor.

6. Other matters declared by Party A: //// .

Party A agrees to:

1. Submit its financial statements (including but not limited to annual reports, quarterly reports and monthly reports) and other relevant materials to Party B on a regular or timely basis as required by Party B;

2. Accept and cooperate with Party B on the inspection and supervision of use of the credit line and related production, operation and financial activities;

3. If Party A signs a counter-guarantee contract or similar contract with the guarantor of this agreement in respect of its guarantee obligations, the contract shall not prejudice any rights of Party B under this agreement;

4, If any events may affect the financial position and performance of the Party A or the guarantor, including but not limited to any form of division, merger, joint operation, joint operation with foreign capital, cooperation, subcontracting, restructuring, transformation, proposed listing of shares and other changes in business practice, reduction of its registered capital, a transfer of major asset or equity, undertaking major liabilities, a new material debt on the mortgaged property, the seizure of collateral, dissolution, cancellation, application of bankruptcy, or involved in significant litigation or arbitration cases, Party A shall inform Party B promptly;

5. For matters not stipulated in this agreement and the individual agreement, Party A agrees to handle in accordance with relevant provisions and business practices of Party B;

6. If Party A provides any guarantee to any other institution, the guarantee conditions shall not be superior to those provided to Bank of China.

7. Before the settlement of the debts hereunder, if Party A or Jinlong Yang or Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. have any bad credit record, including but not limited to overdue interest, Party B shall have the right to withdraw the credit in advance;

8. Prior to the settlement of the debts hereunder: If Party A needs to apply for new financing business by means of mortgage or pledge, it shall give priority to cooperate with Party B.

9. Before the debt is settled under this agreement, the assets that Party A has not pledged or mortgaged shall not be pledged or mortgaged to any third party other than Party B, and the assets that Party A has already registered as pledged or mortgaged shall not be pledged or mortgaged to any third party other than Party B.

10. Prior to the settlement of the debts hereunder, Party A shall obtain the written consent from Party B under the following circumstances: providing guarantee to the third party, paying dividends to shareholders, repaying shareholders' loans, raising funds from other banks, raising funds from other banks by mortgage of all machines and equipment, and repay loans to other banks in advance.

11. From the month following the first drawdown of Party B to the day before the settlement of the debts hereunder, the sales amount collected by Party A via the corporate bank account opened at Party B shall not be less than RMB 15 million per quarter;

Article 9 Disclosure of related parties and related transactions within the group to which Party A belongs

The parties agree that the following clause 1 shall apply:

1. Party A is not a group client determined by Party B in accordance with the Guidance of Risk Management by Commercial Banks for Granting Credit to Customer Groups (hereinafter referred to as the Guidelines).

2. Party A shall, in accordance with Article 17 of the Guidelines, report to Party B in a timely manner the related transactions with net assets of more than 10%, including the related relationship between the parties to the transaction, the transaction items and the nature of the transaction, the amount of the transaction or the corresponding proportion and pricing policy (including transactions with no amount or only symbolic amount ).

Article 10 Event of default

Any of the following shall constitute or be deemed as an event of default by Party A under this agreement and the individual agreements:

1. Party A fails to perform the repayment and settlement obligations to Party B in accordance with provisions of this agreement and individual agreements;

2. Party A fails to use the funds obtained for the agreed purposes in accordance with provisions of this agreement and individual agreements;

3. The statement made by Party A in this agreement or the individual agreement is not true or violates its commitments made in this agreement or the individual agreement;

4. Party A fails to provide a new guarantee or replace a guarantor in accordance with the provisions of Article 8, paragraph 2, clause 4 of this agreement if Party B considers it may affect Party A's financial position and performance ability, or may affect the financial position and performance ability of guarantor;

5. Party A terminates its business or causes dissolution, cancellation or bankruptcy;

6. Party A violates other provisions of the rights and obligations of the parties in this agreement or the individual agreement;

7. Party A breaches other contracts;

8. The guarantor breaches the provisions of the guarantee contract or breaches other contracts with Party B or other affiliated institutions of Bank of China;

9. Other early warning situations that Party B considers may affect Party A's performance ability: //// .

In case of any breach of contract mentioned in the preceding paragraph, Party B shall have the right to take the following measures separately or simultaneously:

1. Requiring Party A and the guarantor to cure the breach within a specified period;

2. Reducing, suspending or terminating all or part of the credit line extended to Party A;

3. Suspending or terminating the acceptance of business applications of Party A under this agreement, individual agreement or other agreements between Party A and Party B in whole or in part; suspending or terminating all or part of the outstanding loans, trade financing and letter of guarantee services;

4. Announcing all or part of the outstanding loans, trade financing funds, advance principal and interest of letter of guarantee and other payables under this agreement, individual agreement or other agreements between Party A and Party B shall be due immediately;

5. Terminating or rescinding this agreement, the individual agreement or other agreements between Party A and Party B in whole or in part;

6. Requiring Party A to compensate Party B for the losses caused by Party A's breach of contract;

7. With notices before or after the occurrence, Party A’s deposit account in Party B used to pay off for the comprehensive credit line and specific credit line under this contract. All the undue liabilities were deemed due. If the currency in deposit account is different from the currency of the liabilities, the exchange rate on the date of the payment will be applied.;

8. Exercising of creditor’s right for collateral;

9. Assume the guarantee responsibility on guarantors;

10. Other necessary procedures that Party B deems necessary.

Article 11 Rights reserved

Either party might reserve part of or all of the rights under this contract and the affiliated specific credit line contracts and this does not imply such party has surrendered or remitted the unperformed rights and obligations.

Either party might sometimes tolerate, extend or delay the execution of certain rights and this does imply as such party has surrendered or remitted the rights.

Article 12 Amendment, Modification, Termination and Partial invalidity

Upon negotiation and agreement by both parties, this contract can be amended and modified, and the written record of the changes and modifications should form an integral part of this contract.

Unless required by law or both parties formed a separate agreement, the contract would not be terminated prior to the full performance of this contract.

Unless required by law or both parties formed a separate agreement, the invalidity of certain terms under this contract should no invalidate other terms under this contract.

Article 13 Applicable law and dispute resolution

Unless otherwise agreed by the parties, the laws of the People's Republic of China shall apply to this agreement and individual agreements.

Unless otherwise agreed by the parties, all disputes arising from the execution or performance of this agreement or individual agreement or any disputes in connection with this agreement or individual agreement may be settled through negotiation after this agreement or individual agreement comes into force. If no agreement can be reached through negotiation, either party may settle the dispute in the clause 2 below:

1. Submit to / arbitration committee for arbitration.

2. Bring a lawsuit to the People's Court at the place of domicile of Party B or the other institutions of Bank of China that exercise its rights and obligations pursuant to the agreement or the individual agreements.

3. Bring a lawsuit in a competent People's Court according to law.

During the dispute settlement period, if the dispute does not affect the performance of other provisions of this agreement or the individual agreement, the other provisions shall continue to be performed. '

Article 14 Fees

Unless otherwise determined in accordance with law or agreed by the parties, Party A shall be accounted for the fees (including lawyer's fees) arising from the conclusion, performance and dispute settlement of this agreement and individual agreements.

Article 15 Appendix

The following annexes and other annexes and individual agreements confirmed by both parties shall form an integral part of this agreement and have the same legal effect as this agreement.

Annex 1: Loan for Short-Term Working Capital.

Article 16 Other provisions

1. Without the written consent of Party B, Party A shall not assign any rights and obligations under this agreement and individual agreements to a third party.

2. If Party B has to entrust other institutions of Bank of China to perform the rights and obligations under this agreement and individual agreements due to business needs, Party A agrees to this. Other institutions of Bank of China authorized by Party B shall have the right to exercise all rights under this agreement and the individual agreements, and shall have the right to bring a lawsuit to the court or submit the dispute under this agreement and the individual agreements to an arbitration institution for adjudication.

3. Without prejudice to other provisions of this agreement and the individual agreement, this agreement shall be legally binding on both parties and their successors and assignee in accordance with the law.

4. Unless otherwise agreed, both parties shall designate the place of domicile stated herein as the communication and contact address, and promise to promptly notify the other party in writing when the communication and contact address are changed.

5. Transactions under this agreement and individual agreements shall be conducted in their respective independent interests. If, as required by relevant laws, regulations and regulations, other parties under the transaction constitute affiliated parties or associated persons of Party B, none of the parties shall seek to use such affiliated relations to affect the fairness of the transaction.

6. The title and business name in this agreement are used only for the convenience of reference and shall not be used to interpret the contents of the terms and the rights and obligations of the parties.

7. Party B shall have the right to, in accordance with relevant laws, regulations and regulatory provisions, provide the information related to this agreement and individual agreements and other relevant information of Party A to the credit information system of the People's Bank of China and other credit information databases established in accordance with laws for institutions or individuals with appropriate qualifications to inquire and use in accordance with laws. Party B shall also have the right to inquire Party A's relevant information through the credit information system of the People's Bank of China and other legally established credit information databases for the purpose of executing and performing this agreement and individual agreements.

8. ☐ Within working days after the signing of this agreement, Party A and Party B shall go to the notary office for compulsory execution. If Party A fails to perform or improperly performs the obligation of repayment, Party B may apply to the competent people's court for compulsory execution according to law, and Party A is willing to accept compulsory execution. (this is an optional clause)

Article 17 Effectiveness of Agreement

This Agreement shall come into effect on the date on which it is signed or affixed with private seals by the legal representatives or authorized signatories of the parties and affixed with the common seals (contract seal) of the parties.

This Agreement is written in six counterparts and the borrower and the guarantor shall each hold one counterpart and the Party B should hold two counterparts. All counterparts have equal force.

Party A: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [Corporate Seal Affixed Here]

Authorized person: /s/ Jinlong Yang

December 12, 2018

Party B: Bank of China Shenzhen East Branch

Bank of China Shenzhen East Branch [Corporate Seal Affixed Here]

Authorized person: Huan Meng [Personal Seal Affixed Here]

December 12, 2018

Annex 1: Loan for Short-Term Working Capital

1. In the event of any conflict between the contents provided herein and the Medium and Small Enterprises Credit Agreement (the Agreement hereafter), the provisions of this annex shall prevail.

2. Party A shall satisfy the conditions precedent provided in the Agreement when applying to Party B for short-term working capital loan.

3. If Party A applies for short-term working capital loan as agreed in this annex, it shall submit to Party B an application for loan signed by its legal representative or authorized signatory with official seal (applicable to working capital loan of small and medium-sized enterprises). If Party B accepts Party A's application for working capital loan, Party B shall pay the loan to Party A in accordance with the currency and amount agreed in the loan application accepted by Party B (applicable to working capital loan of small and medium-sized enterprises). Each loan application (applicable to working capital loan of small and medium-sized enterprises) shall be independent of each other and shall comply with the Agreement, this annex and the corresponding loan application (applicable to working capital loan of small and medium-sized enterprises).

4. Party A's drawdown shall meet the following conditions:

(1) The Agreement and its annexes have entered into force. Party A shall submit the loan application to Party B (applicable to the working capital loan of small and medium-sized enterprises) and shall be examined and approved by Party B.

(2) Party A has provided the guarantee as required by Party B, and the guarantee contract has come into force and completed the legal examination and approval, registration or filing procedures;

(3) Party A has maintained Party A's documents, bills, seals, personnel lists and signature samples related to the execution and performance of the Agreement from Party B, and filled in the relevant certificates;

(4) Party A has opened the accounts necessary for the performance of the agreement, this annex and the corresponding loan application (applicable to the working capital loan of small and medium-sized enterprises) as required by Party B;

(5) Party A has submitted to Party B the resolution, and authorization letter of the board of directors or other competent departments agreeing to sign and perform the Agreement, this annex and the corresponding loan application (applicable to working capital loan of small and medium-sized enterprises);

(6) Other drawdown conditions stipulated by law and agreed by both parties.

If the above drawdown conditions are not met, Party B shall have the right to reject Party A 's drawdown application, except that Party B agrees to make the loan.

5. In addition to the provisions of the Agreement, Party A makes the following supplementary statements and commitments for the purpose of conducting business hereunder:

Party A's statement is as follows:

The enterprises and projects of Party A and the loan project meet the national environmental protection standards. The enterprises and projects with prominent energy consumption and pollution problems and insufficient rectification declared and recognized by relevant non-state departments have no risk of energy consumption and pollution;

Party A undertakes as follows:

(1) In case of merger, division, capital reduction, shares transfer, foreign investment, substantial increase of debt financing, transfer of major assets and creditor's rights and other matters that may adversely affect Party A's solvency, Party A shall obtain written consent of Party B in advance;

In case of any of the following circumstances, Party A shall promptly notify Party B:

A. Changes in the articles of association, business scope, registered capital and legal representative of Party A or guarantor;

B. Any form of joint operation, joint venture with foreign investors, cooperation, business contracting, reorganization, restructuring, proposed listing of shares and other changes in business mode;

C. Involvement in a major litigation or arbitration case, or to have property or pledge sealed, impounded or supervised, or to have new material liabilities placed on the collateral;

D. Suspension, dissolution, liquidation, suspension for rectification, cancellation, revocation of business license, bankruptcy application, etc.;

E. Involvement of shareholders, directors and current senior managers in major cases or economic disputes;

F. Breach of contract by Party A under other contracts;

G. Operating difficulties and deterioration of financial situation;

(2) Party A's debts to Party B is senior than that to Party A's shareholders, and no junior than that of other creditors;

Moreover, Party A shall not repay the loan to Party A's shareholders from the effective date of this agreement until the repayment of the loan principal, interest and related expenses hereunder (this sentence is optional and should be deleted if not applicable).

(3) Party A shall not transfer the loan funds hereunder to the accounts of the same name or affiliated parties, except for the purposes agreed herein or with the consent of Party B.

For the transfer of the same name account of Party A or the transfer of the affiliated party's account, Party A shall provide the relevant supporting materials.

(4) Party B has the right to recover the loan in advance according to Party A's cash flow;

(5) Other matters promised by Party A: //// .

6. Under any of the following circumstances of Party A, Party B has the right to unilaterally stop making loans to Party A, and to recover partial or full loan principal and interest in advance: use of any false contract with an affiliate, and discount or hypothecate any receivable instruments, receivable accounts which are not based on any actual transaction with the bank in order to obtain funds or credit line from the bank; any major merger, acquisition or reorganization occurs which in the opinion of Party B may affect the safety of the credit assets; intentionally defaulting on the creditor’s right of the bank through connected transactions.; other circumstances stipulated in Article 18 of the Guidance of Risk Management by Commercial Banks for Granting Credit to Customer Groups.

7. Except for the event of default stipulated in the agreement, the business hereunder shall be classified as:

(1) Party A fails to use the loan funds in the way stipulated in this agreement and individual agreement;

(2) Party A's credit condition declines, deterioration of Party A's profitability, debt paying ability, operating ability, cash flow and any other financial indicators, exceeding the index constraint stipulated in this agreement or individual agreement or other financial provisions;

(3) Party A is involved in or may be involved in major economic disputes, litigation or arbitration, or its assets are sealed, detained or enforced, or it is investigated or punished by judicial authorities, tax authorities, industrial and commercial authorities or other administrative authorities according to law, which has or may affect the performance of its obligations under this agreement or individual agreements;

(4) Party A's major investors and key management personnel are changed or missing, or are investigated or restricted by judicial authorities according to law, which has or may affect the performance of its obligations under this agreement or individual agreement;

(5) When Party B reviews Party A's financial status and performance capacity every year (i.e. every year after the effective date of this agreement), it finds any events that may affect the financial status and performance ability of Party A or the guarantor;

(6) There is a large amount of abnormal fund inflow or outflow in the designated fund drawdown account and Party A is unable to provide the explanation materials approved by Party B;

8. Other provisions. If Party B, due to business needs, entrusts other institutions of Bank of China to perform the rights and obligations hereunder, or assigns the loan business hereunder to other institutions of Bank of China for undertaking and management, Party A hereby acknowledges that other institutions of Bank of China authorized by Party B, or other institutions of Bank of China undertaking of loan business under this annex shall all have the right to exercise all rights under this annex, has the right to dispute in the name of such institutions under this annex submitted to the court, arbitration award or apply for compulsory execution.

9. The drawdown date and repayment date shall be extended to the first working day after the statutory holidays.

10. Other specific matters related to the business hereunder shall be handled in accordance with the provisions of the loan application (applicable to the working capital loan of small and medium-sized enterprises).